     As filed with the Securities and Exchange Commission on August 24, 2004
                                                      Registration No. 333-_____

================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                 NETEGRITY, INC.
             (Exact name of registrant as specified in its charter)

             DELAWARE                                04-2911320
     (State of incorporation)           (I.R.S. Employer Identification No.)

                        201 JONES ROAD, WALTHAM, MA 02451
               (Address of Principal Executive Offices) (Zip Code)

                            2004 STOCK INCENTIVE PLAN
                            (Full title of the plan)

                                Regina O. Sommer
                             Chief Financial Officer
                                 Netegrity, Inc.
                                 201 Jones Road
                                Waltham, MA 02451
                     (Name and address of agent for service)
                                 (781) 890-1700
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

                                                 Proposed            Proposed
      Title of                                   Maximum             Maximum
  Securities to be      Amount to be        Offering Price Per       Aggregate            Amount of
     Registered         Registered(1)             Share           Offering Price      Registration Fee
-------------------   ----------------      ------------------    --------------      ----------------
Common
Stock, $.01 par
value per share       4,000,000 shares           $6.625(2)        $26,500,000(2)         $3,357.55

(1) In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant's Common Stock as reported on The NASDAQ National Market on Market on August 17, 2004.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

      ITEM 1. PLAN INFORMATION.

      The information required by Item 1 is included in documents sent or given to participants in the plan covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").

      ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

      The written statement required by Item 2 is included in documents sent or given to participants in the plan covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

      ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

      The registrant is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are on file with the Commission, are incorporated in this registration statement by reference:

      (a) The registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the registrant's latest fiscal year for which such statements have been filed.

      (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above.

      (c) The description of the securities contained in the registrant's registration statement on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

      All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

      ITEM 4. DESCRIPTION OF SECURITIES.

      Not applicable.

      ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Wilmer Cutler Pickering Hale and Dorr LLP has opined as to the legality of the securities being offered by this registration statement. Mark G. Borden and Peter N. Handrinos, partners of Wilmer Cutler Pickering Hale and Dorr LLP, serve as Assistant Secretaries to the registrant.

      ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Section 102 of the General Corporation Law of the State of Delaware allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The registrant has included such a provision in its Restated Certificate of Incorporation.

      Section 145 of the General Corporation Law of the State of Delaware provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he or she is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

      Article Eighth of the Restated Certificate of Incorporation of the registrant provides that a director or officer of the registrant will be indemnified by the registrant to the fullest extent authorized by the General Corporation Law of the State of Delaware against all expense, liability and loss reasonably incurred or suffered by him or her, who we refer to as an indemnitee, in connection with any action, suit or proceeding in which he or she is made a party or is threatened to be made a party by reason of the fact that he or she is or was a director, officer or employee of the registrant, whether the basis of such proceeding is alleged action in an official capacity or in any other capacity while serving as a director, officer, employee or agent. With respect to proceedings to enforce rights to indemnification, the registrant will indemnify indemnitees in connection with a proceeding initiated by him or her only if the proceeding was authorized by the Board of Directors of the registrant. The right to indemnification conferred is a contract right and includes the right to be paid by the registrant the expenses incurred in defending any such proceeding in advance of its final disposition.

      Article Eighth of the Restated Certificate of Incorporation of the registrant further provides that if the General Corporation Law of the State of Delaware is amended in the future to expand the indemnification permitted to directors, the registrant must indemnify those persons to the fullest extent permitted by such law. Article Eighth also provides that any repeal or modification of Article Eighth may not increase the personal liability of any director of the registrant for any act or occurrence taking place prior to that time.

      Article V of the Amended and Restated By-Laws of the registrant provides with respect to a third party action that the registrant will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was a director or officer of the registrant, or, while a director or officer of the registrant, is or was serving at the request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding.
Article V further provides with respect to derivative actions that the registrant will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the registrant to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the registrant, or, while a director or officer of the registrant, is or was serving at the request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorney's fees, actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit.

      Article V of the Amended and Restated By-Laws of the registrant further provides that the registrant will advance all expenses incurred by the indemnitee in defending any action, suit or proceeding in advance of its final disposition within 20 days of a written request by the indemnitee. To the extent required by law, such payments shall be made only upon receipt of a written undertaking by the indemnitee that the indemnitee will repay such amounts if it is ultimately determined that he or she is not entitled to be indemnified.

      Article V of the Amended and Restated By-Laws of the registrant is not exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise. The indemnification continues after a person has ceased to be a director, officer, employee or agent. The registrant may also indemnify any person who is or was a director, officer, employee or agent of a corporation absorbed in a consolidation or merger with the registrant in the same manner as it may indemnify any person who is or was a director, officer, employee or agent of the registrant.

      The registrant has entered into indemnification agreements with each of its current non-employee directors to give such directors additional contractual assurances regarding the indemnification provisions set forth in its certificate of incorporation and bylaws and to provide additional procedural protections.

      The registrant has purchased directors' and officers' liability insurance which would indemnify its directors and officers against damages arising out of certain kinds of claims which might be made against them based on their negligent acts or omissions while acting in their capacity as such.

      ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.

      ITEM 8. EXHIBITS.

      The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

      ITEM 9. UNDERTAKINGS.

      1. Item 512(a) of Regulation S-K. The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      2. Item 512(b) of Regulation S-K. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      3. Item 512(h) of Regulation S-K. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Waltham, Commonwealth of Massachusetts, on this 24th day of August 2004.

                                         NETEGRITY, INC.

                                         By: /s/ Barry N. Bycoff
                                             -----------------------------------
                                             Barry N. Bycoff
                                             Chief Executive Officer

                        POWER OF ATTORNEY AND SIGNATURES

      We, the undersigned officers and directors of Netegrity, Inc., hereby severally constitute and appoint Barry N. Bycoff, Regina O. Sommer and M. Colette Cooke, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Netegrity, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

      SIGNATURE                              TITLE                            DATE
      ---------                              -----                            ----
/s/ Barry N. Bycoff                 President, Chief Executive           August 23, 2004
------------------------------      Officer and Director (Principal
Barry N. Bycoff                     executive officer)

/s/ Regina O. Sommer                Chief Financial Officer and          August 20, 2004
------------------------------      Treasurer (Principal financial
Regina O. Sommer                    and accounting officer)

/s/ Sandra England Bergeron         Director                             August 18, 2004
------------------------------
Sandra England Bergeron

                                    Director
------------------------------
Eric R. Giler

/s/ Lawrence D. Lenihan             Director                             August 20, 2004
------------------------------
Lawrence D. Lenihan

/s/ Ronald T. Maheu                 Director                             August 19, 2004
------------------------------
Ronald T. Maheu

/s/ Ralph B. Wagner                 Director                             August 19, 2004
------------------------------
Ralph B. Wagner

                                INDEX TO EXHIBITS

Number      Description
------      -----------
4.1(1)      Restated Certificate of Incorporation

4.2(2)      Amended and Restated By-Laws

5           Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant

23.1        Consent of Wilmer Cutler Pickering Hale and Dorr LLP
            (included in Exhibit 5)

23.2        Consent of KPMG LLP

24          Power of Attorney (included on the signature pages of this registration statement)

------------------

(1)   Previously filed with the Securities and Exchange Commission as Exhibit
      3.1 to the Registrant's Registration Statement on Form S-3 (File No. 333-82640) filed February 12, 2002 and incorporated herein by reference.

(2)   Previously filed with the Securities and Exchange Commission as Exhibit
      3.02 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2003 (File No. 001-10139) and incorporated herein by reference.